EXHIBIT 10.199

                                                            Standard Chartered
                                                             [GRAPHIC OMITTED]

                                             Standard Chartered Bank
Date:    17th July 2000                      Corporate & Institutional Banking
                                             Credit Operations
Our ref: C&IB/MMC/TEAM3/BKE                  11th Floor Standard Chartered Tower
                                             388 Kwun Tong Road
                                             Kwun Tong
                                             Hong Kong
CONFIDENTIAL
-------------                                Telephone
                                             Fax

Go-Gro Industries Ltd.
6/F., Kenning Industrial Building,
19 Wang Hoi Road,
Kowloon Bay, Kowloon.

Attn. Mr. Jackey Chu, President
-------------------------------

Dear Sirs,

                   BANKING FACILITIES: GO-GRO INDUSTRIES LTD.

We are pleased to confirm that the Bank is willing to make available to your company (the "Company") the following working capital facilities up to the amounts indicated.

1.       CURRENT ACCOUNT OVERDRAFT - HKD5,000,000.-

2.       TRADE FINANCE GROUP 1 - HKD46,000,000.-

3.       TRADE FINANCE GROUP 2 - HKD46,000,000.-

4.       TRADE FINANCE GROUP 3 - HKD46,000,000.-

The above Trade Finance Groups 1, 2 and 3 are complementary and the combined outstandings are not to exceed HKD46,000,000.-. For product availability, please see the attachment to this letter.

Prior evidence of insurance is required for all "free on board" and "cost and freight" shipments under import letters of credit.

Combined usance and loan period of any one transaction under import facilities is not to exceed 120 days.

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                                                            Standard Chartered
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Go-Gro Industries Ltd.                                               Page 2


Usance period of export facilities is not to exceed 120 days.

Export invoice discounting is allowed subject to the Bank's prior approval on drawee.

Packing credits allowed with 70% advance against lodgement of valid export letters of credit for up to 90 days or the expiry date of the related letters of credit, whichever is earlier.

The Company and the Co-borrower mentioned under the inter-availability clause below undertake not to accept any amendments to the master letters of credit without the prior written consent of the Bank.


5.       GUARANTEE FACILITY - HKD600,000.-

For the issuance of bank guarantees to secure utility services.


6.       CORPORATE VISA CARDS - HKD300,000.-

Interest will be charged at the Bank's prevailing Visa Card rate.


7.       STANDBY LETTER OF CREDIT - HKD9,000,000.-

For the issuance of standby letter of credit being deposit for importation of raw materials into PRC for production. Maximum tenor is up to 365 days.

Note
----
Unutilised Standby Letter of Credit limit is available for all Trade Finance Groups 1, 2 and 3 transactions.


INTER-AVAILABILITY

The above Facilities will also be available to Go-Gro Ltd. (the "Co-borrower"), provided that the total outstandings of the Company and the Co-borrower are within the limit amount of each type of facilities. It is agreed that for any utilization of the facilities by the Co-borrower there will not need to be any further reference to the Company.

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                                                            Standard Chartered
                                                             [GRAPHIC OMITTED]

Go-Gro Industries Ltd.                                               Page 3


INTEREST, COMMISSIONS AND FEES

Unless otherwise specified, interest on all sums advanced will be payable monthly in arrears at Prime plus 0.25% per annum. A default rate of Prime plus 8% per annum will apply to amounts not paid when due or in excess of agreed facility amounts. "Prime" means the rate which we announce or apply from time to time as our prime rate for lending Hong Kong Dollars. Commissions will be charged at our standard rates unless otherwise stipulated. Export bills will be discounted, import bills and packing credit will be financed at our standard bills finance rates. Export invoice discounting will be charged at our standard bills finance rates plus 0.25% per annum. All past due bills shall bear interest at 4% per annum above the rates charged on your regular bills outstandings.

Letters of Credit Opening Commission &
Commission in lieu of Exchange (import & export)
------------------------------------------------
First USD50,000.-               1/4%
Balance                         1/32%

Commission on Standby Letter of Credit
---------------------------------------
First USD50,000.-               0.125% per month          [GRAPHIC OMITTED]
USD50,001-USD300,000.-          0.0625%permonth
Balance                         0.041667% per month

You shall pay to the Bank an arrangement fee of HKD20,000.- to be collected upon execution of debenture by the Co-borrower and HKD2,500 for Standby
Letter of Credit Facility, payable on the date on which the Bank's offer of the above facilities are accepted by you as signified by your counter-signing of this letter. The arrangement fee is non-refundable in any event. A handling fee in an amount to be mutually agreed will be payable on each anniversary of the date of this letter if the facilities are continuing. The fees will be debited to your current account.

Whether or not the documentation for the above facilities is executed or the facilities are made available to you as contemplated following your acceptance of this letter, you shall forthwith on demand reimburse the Bank all out of pocket expenses (including but not limited to legal fees and disbursements) incurred by the Bank in connection with the facilities including, without limitation, the negotiation, preparation, execution and/or enforcement of this letter and the documentation referred to below.

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                                                            Standard Chartered
                                                             [GRAPHIC OMITTED]

Go-Gro Industries Ltd.                                               Page 4


AVAILABILITY AND REPAYMENT

The above facilities are subject to periodic review by the Bank at its discretion, and it is expressly agreed that they will at all times be available at the sole discretion of the Bank. Notwithstanding any other provisions contained in this lever or in any other document, the Bank will at all times have the right to require immediate payment and/or cash collateralisation of all or part of any sums actually or contingently owing to it, and the right to immediately terminate or suspend, in whole or in part, the facilities and all further utilization of the facilities.


DOCUMENTATION

Before the above facilities may be used, the enclosed copy of this letter must be signed by the Company and the Co-borrower and returned to us together with certified copies of appropriate authorising board resolutions.

The following documentation are held/will also be required:

o        General Customer Agreements executed by the Company and the Coborrower.

o All monies debenture with a specific charge over the Company's plan/machinery and a floating charge over all the assets including book debts, stock and uncalled capital for the account of the Company.

o All monies debenture with floating charge over all the assets of the Co-borrower for the account of the Co-borrower.

         Note
         ----
         For the above debentures, insurance where commercially reasonably for the full insurable value is to be arranged through mutually acceptable insurers and is to be assigned to and held by the Bank. If not otherwise paid, we will have the right to pay the premiums and debit your current account.

o Unlimited cross corporate guarantees between the Company and the Coborrower.

o Corporate guarantee by Catalina Lighting, Inc., Miami, limited to the principal amount of USD7,800,000.- plus interest and other charges for the account of the Company and the Co-borrower.


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                                                            Standard Chartered
                                                             [GRAPHIC OMITTED]

Go-Gro Industries Ltd.                                               Page 5


o Signed original copies of annual audited financial statements of the Company and the Co-borrower within 9 months after their financial year end. A signed original copy of Catalina Lighting, Inc., Miami's annual audited financial statements (i.e. 10K) within 6 months from statement date. Signed original copies of the Company's and the Co-borrower's quarterly management accounts, stock and debtor list within 3 months after the end of the relevant accounting period. A signed original copy of Catalina Lighting Inc. Miami's quarterly financial statements (i.e.
         10Q) within 3 months from statement date. Such other information as the Bank may request from time to time.


UNDERTAKINGS

The Company undertakes to the Bank that it will:

o        Maintain its net worth at not less than HKD120,000,000.-.

o Limit the maximum outstanding trade receivables and current accounts to HKD75,000,000.- and limit the days outstanding for any intercompany trade receivables and current account to less than 90 days. Intercompany receivables regarding direct sales to United States buyers are not included in the intercompany trade receivables provided that they are 100% supported by export bills under letters of credit presented to the Bank for negotiation and/or for collection.

The Company and the Co-borrower undertake to the bank that they will:

o Provide the Bank with quarterly statements showing a breakdown of loans to/from Catalina Lighting Inc., Miami and/or their subsidiaries and trade receivables and current accounts with Catalina Lighting Inc., Miami and/or their subsidiaries within 3 months from statement date.

o Not declare any dividends without the prior written consent of the Bank.

o Immediately inform the Bank of any change of their directors or beneficial shareholders or amendment of their memoranda or articles of association.


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                                                            Standard Chartered
                                                             [GRAPHIC OMITTED]

Go-Gro Industries Ltd.                                               Page 6


By acceptance of this letter the Company and the Co-borrower give consent to the Bank to disclose details of their account relationship with the Bank (including credit balances and any security given for the facilities) to (i) its Head Office and any of its offices, branches, related companies or associates, (ii) any actual or proposed participant or sub-participant in, or assignee or novatee of the Bank's rights in relation to their accounts, (iii) any agent, contractor or third party service provider which provides services of any kind to the Bank in connection with the operation of its business, and (iv) any financial institution with which they have or propose to have dealings to enable credit checks to be conducted on them.

Please sign the enclosed copy of this letter and return it to the Bank's Credit Operations at 11th Floor, Standard Chartered Tower, 388 Kwun Tong Road, Kwun Tong, Kowloon, for the attention of Ms. Peggy Yiu, within one month after the date of this letter, after which this offer will lapse. When accepted, this letter will supersede any previous facility letter which the Bank has issued to the Company. This letter will be governed by Hong Kong law.

If you have any queries, please contact your Senior Relationship Manager Ms. Angela Leung, whose telephone number is 2282-6415. In this respect, our Solicitor. Messrs. Deacons will contact you to assist in the completion of the required documentation.

We are pleased to be of service to you and take this opportunity to thank you for your custom.


Yours faithfully,
For and on behalf of STANDARD CHARTERED BANK


 /s/ Josephine To
-----------------------------------
Josephine To
Senior Credit Documentation Manager

JT/PY/kc
Encl.


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                                                            Standard Chartered
                                                             [GRAPHIC OMITTED]

Go-Gro Industries Ltd.                                               Page 7



Agreed.
For and on behalf of GO-GRO INDUSTRIES LTD.


   [SIGNATURE ILLEGIBLE]
-----------------------------------



Agreed.
For and on behalf of GO-GRO LTD.


   [SIGNATURE ILLEGIBLE]
-----------------------------------


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                                                            Standard Chartered
                                                             [GRAPHIC OMITTED]


                             Go-Gro Industries Ltd.
                             ----------------------


Attachment Regarding Trade Finance Products
-------------------------------------------

This attachment forms an integral part of our banking facility letter dated 17th July 2000.

You may use any product or aggregate of products in any one group up to the limit shown in the attached banking facility letter.


Trade Finance Group 1
---------------------

o        Discrepant Credit Bills Negotiated - with recourse
o        Purchase of Documents Against Payment Bills of Exchange secured by goods
o Purchase of Documents Against Acceptance Bills of Exchange with ECA/approved insurance cover
o        Back to Back Letters of Credit
o        Import Letters of Credit    - sight and usance
                                     - secured by goods
o        Loan Against Import


Trade Finance Group 2
---------------------

o Purchase of Documents Against Acceptance Bills of Exchange without ECA/approved insurance cover
o        Purchase of Documents Against Payment Bills of Exchange not secured by goods
o        Quasi Back to Back Letters of Credit - not secured by goods
o        Import Letters of Credit    - sight and usance
                                     - not secured by goods
o        Shipping Guarantees


Trade Finance Group 3
---------------------

o        Pre-shipment Loan - i.e. Packing Credit
o        Acceptance of draft under Import Letter of Credit
o        Release of Documents Against Acceptance or Trust Receipt
o        Loans Against Trust Receipt
o        Import Loans
o        Invoice Discounting